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                                                                   EXHIBIT 23.2

                                    CONSENT

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 27, 1995 and January 29, 1996 with respect to the consolidated financial statements of United Stationers Inc. as of and for the seven months ended March 30, 1995 and the year ended December 31, 1995 included in the Registration Statement on Form S-2 and related Prospectus of United Stationers Inc. dated February 20, 1996.

                                          /s/ Ernst & Young LLP

Chicago, Illlinois
February 20, 1996